Exhibit 99.1
DCP MIDSTREAM REPORTS FOURTH QUARTER RESULTS AND ANNOUNCES 2020 GUIDANCE
DENVER, February 11, 2020 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the quarter and year ended December 31, 2019 and announced its 2020 guidance.
HIGHLIGHTS
•Net income attributable to partners of $1 million and $17 million for the quarter and year ended December 31, 2019, respectively.
•Distributable cash flow (DCF) of $175 million and $762 million for the quarter and year ended December 31, 2019, resulting in a paid distribution coverage ratio of 1.13 times and 1.23 times, respectively. Annual DCF increased approximately 11% year-over-year.
•Adjusted EBITDA of $296 million and $1,200 million for the quarter and year ended December 31, 2019, respectively. Annual Adjusted EBITDA increased approximately 10% year-over-year.
•Annual Logistics and Marketing Adjusted EBITDA increased approximately 29% year-over-year, driven by increased margin from Sand Hills, Guadalupe, and Gulf Coast Express.
•Increased overall wellhead volumes from the fourth quarter of 2018 to the fourth quarter of 2019, including an approximate 20% increase in DJ Basin volumes and an approximate 19% increase in Permian Basin volumes.
•Extended Southern Hills into the DJ Basin via the White Cliffs pipeline conversion in the fourth quarter, adding 90 MBbls/d of NGL takeaway capacity.
•Placed the 100 MMcf/d DJ Basin O'Connor 2 bypass in service, bringing total processing, offload, and bypass capacity in the basin to over 1.4 Bcf/d.
•Executed a total of $54 million in asset sales in the fourth quarter, resulting in $209 million in total 2019 asset sale proceeds.

FOURTH QUARTER 2019 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$1	$94	$17	$298
Net (loss) income per limited partner unit - basic and diluted	$(0.08)	$0.28	$(1.05)	$0.61
Adjusted EBITDA(1)	$296	$245	$1,200	$1,092
Distributable cash flow(1)	$175	$138	$762	$684
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“2019 was a pivotal year for DCP, with more than half of our earnings now generated by our Logistics and Marketing segment and the elimination of our Incentive Distribution Rights, " said Wouter van Kempen, chairman, president, and CEO. “In 2020 we will complete our final tranche of a multi-year capital growth program, which gives us clear line of sight to a fully self-funded model in 2021."

2020 OUTLOOK
($ in Millions)	Forecast Ranges
Net income attributable to partners	$380	-	$480
Forecasted adjusted EBITDA(1)	$1,205	-	$1,345
Forecasted distributable cash flow(1)	$730	-	$830
Sustaining capital expenditures	$90	-	$110
Growth capital expenditures	$550	-	$650
(1) This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, forecasted adjusted EBITDA and forecasted distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.
DCP estimates the following 2020 annualized commodity sensitivities, including the effects of hedging:

Commodity	Price Target	Per unit change	After hedge impact ($ in Millions)
NGLs ($/gal)	$0.48	$0.01	$3
Natural Gas ($/MMBtu)	$2.40	$0.10	$8
Crude Oil ($/Bbl)	$60.00	$1.00	$3

DCP's 2020 guidance expectations include the following assumptions:
•Expect to self-fund a portion of growth capital expenditures with excess coverage and potential divestitures
•Equity self-funded
•Lower costs via reliability and innovation
•Higher Southern Hills volumes associated with Q4 2019 extension and Q4 2020 expansion
•Full year earnings from Gulf Coast Express and the Q1 2019 Sand Hills expansion
•Half year earnings from Cheyenne Connector
•Decreasing Guadalupe earnings as a result of hedges and multi-year contracts
•Full year O'Connor 2 with mid-year strategic offload, resulting in increased DJ Basin volumes
•Lower commodity prices
•Potential upside from increased ethane recovery
•Option to acquire Sweeny ownership at in-service date, expected at the end of 2020

GROWTH UPDATE
Logistics Growth
•DCP exercised an increased 50% ownership option for the Cheyenne Connector in October. The pipeline is expected to be in service in the first half of 2020, alleviating constraints in the DJ Basin.

•DCP added NGL takeaway from the DJ Basin with the Southern Hills pipeline extension, via the White Cliffs conversion that went into service in the fourth quarter of 2019. The initial capacity is 90 MBbls/d, expandable to 120 MBbls/d.
•The Southern Hills capacity expansion from ~190 to 230 MBbls/d has been moved to backlog.
•Front Range’s expansion to a capacity of 255 MBbls/d and Texas Express’ expansion to a capacity of over 350 MBbls will be in-service in the first half of 2020.
G&P Growth
•The 200 MMcf/d O’Connor 2 plant was placed into service in the third quarter of 2019, and the associated 100 MMcf/d bypass was placed into service in the fourth quarter of 2019, increasing total available DJ Basin capacity to over 1.4 Bcf/d.
•DCP is adding up to 225 MMcf/d of incremental DJ Basin processing capacity by mid-2020 via a capital efficient offload agreement.
Fractionation Growth
•DCP holds an option to acquire a 30% ownership interest in two 150 MBbls/d fractionators currently under construction within Phillips 66's Sweeny Hub, exercisable at the in-service date, which is expected to be in late 2020.

COMMON UNIT DISTRIBUTIONS
On January 22, 2020, DCP announced a quarterly common unit distribution of $0.78 per limited partner unit. This distribution remains unchanged from the previous quarter.

DCP generated distributable cash flow of $175 million and $762 million for the quarter and year ended December 31, 2019, respectively. Distributions declared were $162 million for the fourth quarter of 2019 and $626 million for the year ended December 31, 2019, resulting in declared distribution coverage ratios of 1.08 times and 1.22 times for the quarter and year ended December 31, 2019, respectively.

FOURTH QUARTER 2019 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended December 31, 2019 and 2018 was $149 million and $152 million, respectively.
Adjusted segment EBITDA increased to $178 million for the three months ended December 31, 2019, from $148 million for the three months ended December 31, 2018, reflecting higher equity earnings and distributions driven by increased volumes on Sand Hills, new Gulf Coast Express volumes and favorable NGL marketing margins, partially offset by decreased Southern Hills volumes, lower earnings from Guadalupe and the sale of our wholesale propane business.

Gathering and Processing
Gathering and Processing Segment net income attributable to partners for the three months ended December 31, 2019 and 2018 was $12 million and $89 million, respectively.
Adjusted segment EBITDA increased to $190 million for the three months ended December 31, 2019, from $170 million for the three months ended December 31, 2018, reflecting lower operating costs, higher realized cash settlement gains related to DCP's commodity derivative program, increased volumes in the Permian, and DJ Basin growth, partially offset by sustained lower commodity prices and volume declines in the Midcontinent region.
CAPITALIZATION, LIQUIDITY, AND FINANCING
Debt and Credit Facilities
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement that matures on December 9, 2024, or the Credit Agreement. As of December 31, 2019, total available capacity under the Credit Agreement was $1,185 million net of $200 million of outstanding borrowings and $15 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity at LIBOR market index rates plus a margin through August 12, 2022. As of December 31, 2019, DCP had $350 million of outstanding borrowings under the accounts receivable securitization facility.
As of December 31, 2019, DCP had $5,925 million of total consolidated principal debt outstanding, including $600 million of current maturities. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the year ended December 31, 2019, DCP's leverage ratio was 3.96 times. The effective interest rate on DCP's overall debt position, as of December 31, 2019, was 5.26%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the quarter and year ended December 31, 2019, DCP had expansion capital expenditures and equity investments totaling $203 million and $887 million, and sustaining capital expenditures totaling $27 million and $83 million, respectively.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, February 12, 2020 , at 11:00 a.m. ET, to discuss its fourth quarter and full year 2019 earnings and its 2020 guidance. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 7552188. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay sustaining capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment for that segment.

DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Using this metric, DCP computes its distribution coverage ratio. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Sarah Sandberg
scsandberg@dcpmidstream.com
303-605-1626

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$1,830	$2,366	$7,199	$9,374
Transportation, processing and other	113	118	439	489
Trading and marketing (losses) gains, net	(14)	123	(13)	(41)
Total operating revenues	1,929	2,607	7,625	9,822
Purchases and related costs	(1,554)	(1,995)	(6,022)	(8,019)
Operating and maintenance expense	(181)	(217)	(728)	(760)
Depreciation and amortization expense	(100)	(99)	(404)	(388)
General and administrative expense	(74)	(77)	(275)	(276)
Asset impairments	—	(145)	(247)	(145)
Loss on sale of assets	(66)	—	(80)	—
Restructuring costs	—	—	(11)	—
Other expense, net	(2)	(4)	(8)	(11)
Total operating costs and expenses	(1,977)	(2,537)	(7,775)	(9,599)
Operating (loss) income	(48)	70	(150)	223
Loss from financing activities	—	—	—	(19)
Interest expense, net	(83)	(66)	(304)	(269)
Earnings from unconsolidated affiliates	130	92	474	370
Income tax benefit (expense)	3	(1)	1	(3)
Net income attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Net income attributable to partners	1	94	17	298
Series A preferred partner's interest in net income	(9)	(9)	(37)	(37)
Series B preferred partner's interest in net income	(4)	(3)	(13)	(8)
Series C preferred partner's interest in net income	(2)	(2)	(9)	(2)
General partner's interest in net income	—	(41)	(118)	(164)
Net (loss) income allocable to limited partners	$(14)	$39	$(160)	$87

Net (loss) income per limited partner unit — basic and diluted	$(0.08)	$0.28	$(1.05)	$0.61

Weighted-average limited partner units outstanding — basic and diluted	182.2	143.3	153.1	143.3

	December 31,	December 31,
	2019	2018
	(Millions)
Cash and cash equivalents	$1	$1
Other current assets	1,079	1,270
Property, plant and equipment, net	8,811	9,135
Other long-term assets	4,236	3,860
Total assets	$14,127	$14,266

Current liabilities	$1,190	$1,379
Current debt	603	525
Long-term debt	5,321	4,782
Other long-term liabilities	380	283
Partners' equity	6,605	7,268
Noncontrolling interests	28	29
Total liabilities and equity	$14,127	$14,266

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$1	$94	$17	$298
Interest expense, net	83	66	304	269
Depreciation, amortization and income tax benefit (expense), net of noncontrolling interests	97	100	402	390
Distributions from unconsolidated affiliates, net of earnings	12	24	66	71
Asset impairments	—	145	247	145
Loss from financing activities	—	—	—	19
Other non-cash charges	—	3	6	8
Loss on sale of assets	66	—	80	—
Non-cash commodity derivative mark-to-market	37	(187)	78	(108)
Adjusted EBITDA	296	245	1,200	1,092
Interest expense, net	(83)	(66)	(304)	(269)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects	(27)	(30)	(83)	(99)
Preferred unit distributions ***	(15)	(14)	(59)	(47)
Other, net	4	3	8	7
Distributable cash flow	$175	$138	$762	$684

Net cash provided by operating activities	$222	$121	$859	$662
Interest expense, net	83	66	304	269
Net changes in operating assets and liabilities	(30)	244	(20)	278
Non-cash commodity derivative mark-to-market	37	(187)	78	(108)
Other, net	(16)	1	(21)	(9)
Adjusted EBITDA	296	245	1,200	1,092
Interest expense, net	(83)	(66)	(304)	(269)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects	(27)	(30)	(83)	(99)
Preferred unit distributions ***	(15)	(14)	(59)	(47)
Other, net	4	3	8	7
Distributable cash flow	$175	$138	$762	$684

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$149	$152	$605	$509
Non-cash commodity derivative mark-to-market	14	(26)	29	4
Depreciation and amortization expense	9	4	19	15
Distributions from unconsolidated affiliates, net of earnings	7	18	44	49
Asset impairments	—	—	35	—
Loss on sale of assets	—	—	10	—
Other charges	(1)	—	—	—
Adjusted segment EBITDA	$178	$148	$742	$577

Operating and financial data:
NGL pipelines throughput (MBbls/d)	599	601	626	582
NGL fractionator throughput (MBbls/d)	58	55	60	58
Operating and maintenance expense	$13	$11	$42	$47

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$12	$89	$22	$374
Non-cash commodity derivative mark-to-market	23	(161)	49	(112)
Depreciation and amortization expense, net of noncontrolling interest	83	88	354	345
Asset impairments	—	145	212	145
Loss on sale of assets	66	—	70	—
Distributions from unconsolidated affiliates, net of earnings	5	6	22	22
Other charges	1	3	6	7
Adjusted segment EBITDA	$190	$170	$735	$781

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,998	4,930	4,941	4,769
NGL gross production (MBbls/d)	404	403	417	413
Operating and maintenance expense	$162	$200	$664	$692

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019		2019
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Distributable cash flow	$175		$762
Distributions declared	$162		$626
Distribution coverage ratio - declared	1.08	x	1.22	x

Distributable cash flow	$175		$762
Distributions paid	$155		$618
Distribution coverage ratio - paid	1.13	x	1.23	x

	Quarter Ended March 31, 2019	Quarter Ended June 30, 2019	Quarter Ended September 30, 2019	Quarter Ended December 31, 2019	Twelve Months Ended December 31, 2019
	(Millions, except as indicated)

Distributable cash flow	$224	$173	$190	$175	$762
Distributions declared	$155	$154	$155	$162	$626
Distribution coverage ratio - declared	1.45x	1.12x	1.23x	1.08x	1.22x

Distributable cash flow	$224	$173	$190	$175	$762
Distributions paid	$154	$155	$154	$155	$618
Distribution coverage ratio - paid	1.45x	1.12x	1.23x	1.13x	1.23x

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
	December 31, 2020
	Low	High
	Forecast	Forecast
	(millions)
Reconciliation of Non-GAAP Measures:
Forecasted net income attributable to partners	$380	$480
Distributions from unconsolidated affiliates, net of earnings	65	85
Interest expense, net of interest income	320	340
Income taxes	5	5
Depreciation and amortization, net of noncontrolling interests	420	440
Non-cash commodity derivative mark-to-market	15	(5)
Forecasted adjusted EBITDA	1,205	1,345
Interest expense, net of interest income	(320)	(340)
Sustaining capital expenditures, net of reimbursable projects	(90)	(110)
Preferred unit distributions ***	(60)	(60)
Other, net	(5)	(5)
Forecasted distributable cash flow	$730	$830